Exhibit 99.1

First Community Financial Bank Adds Commercial Banking Team

Joliet, Ill, March 2, 2016 - First Community Financial Partners, Inc. (NASDAQ: FCFP) (the “Company”), the parent company of First Community Financial Bank (“First Community” or the “Bank”), today announced the hiring of an experienced commercial banking team. The five-person team of seasoned banking professionals will focus on serving the needs of middle market companies with sales ranging from $5 to $250 million.

This dynamic team brings to the Bank extensive commercial banking experience and proven results building banking business and treasury services throughout Chicagoland.

Roy C. Thygesen, Chief Executive Officer of the Company and the Bank, commented, “We are extremely excited to be able to attract such an experienced and dynamic commercial banking team to First Community. With the continued consolidation of the banking industry and market disruption in Chicago, we feel First Community continues to establish itself as an attractive alternative to larger banks serving our markets.”

This team will be led by Sean C. Gallagher, Senior Vice President. Sean brings to First Community 20 years of commercial banking experience serving the middle market. Sean commented, “We are very excited to join First Community.  This is a great opportunity for us to join an organization with a strong set of core values that align well with the family owned businesses that we work with.  First Community maintains a progressive platform and a flat structure that provide a competitive advantage in the Chicagoland market.  We look forward to building upon the already strong brand of First Community and helping to differentiate it from the competition.”

Joining Sean will be Robert C. Grimm, Senior Vice President; Matthew W. Manning, Vice President; John R. Bramlette, Assistant Vice President; and Syed L. Vakeel, Assistant Vice President. These team members have a combined 50+ years of commercial banking experience in First Community’s markets.

Donn P. Domico, Senior Executive Vice President and Head of Commercial Banking at First Community, concluded, “With the vast experience of this team serving our markets, we anticipate it will have an immediate and long-lasting impact on the Bank and its reputation in the marketplace both as a financial partner for local privately-held businesses, and as an employer of choice for commercial bankers in Chicagoland.”

About First Community Financial Partners, Inc.: First Community Financial Partners, Inc., headquartered in Joliet, Illinois, is a bank holding company whose common stock trades on the NASDAQ Capital Market (NASDAQ:FCFP). First Community Financial Partners has one bank subsidiary, First Community Financial Bank. First Community Financial Bank, based in Plainfield, Illinois, is a wholly owned banking subsidiary of First Community Financial Partners, with locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville and Burr Ridge, Illinois. The Bank is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service delivered by experienced local professionals.

Special Note Concerning Forward-Looking Statements
---------------------------------------------------------------------
Any statements in this release other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties involve a number of factors related to the businesses of First Community and its wholly owned bank subsidiary, including: risks associated with First Community’s possible pursuit of acquisitions; economic conditions in First Community’s, and its wholly owned bank subsidiary’s; service areas; system failures; losses of large customers; disruptions in relationships with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management personnel in the future; the impact of legislation and regulatory changes on the banking industry, including the implementation of the Basel III capital reforms; losses related to cyber-attacks; and liability and compliance costs regarding banking regulations. These and other risks and uncertainties are discussed in more detail in First Community’s filings with the Securities and Exchange Commission, including First Community’s Annual Report on Form 10-K filed on March 13, 2015.
Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to First Community, and its wholly owned bank subsidiary, or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, First Community does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.